Exhibit 99.3

StorageTek
Q2 2003 Conference Call
Script of Prepared Remarks of Bobby Kocol

Our second quarter demonstrates again the consistent delivery of positive results even during very challenging times. Second quarter revenues of $527 million resulted in earnings of $.27 per diluted share, a 50% improvement over Q2 of last year. A strengthening business model coupled with incremental revenue continued to drive expansion in operating margins as well as fortify a healthy balance sheet. Halfway through the year, we remain on track to delivering the financial results we anticipated as we entered 2003.

Second quarter revenues were up 7% from Q2 of last year. Geographically, North America represented about 55% of the total worldwide revenue, Europe approximately 35%, with the Pacific Rim and Latin America making up the rest. North American revenues for Q2 were up 7% over last year. European revenues, aided by a weak dollar, were up 8% over the same period last year, as reported, but down 7% in constant currencies. Revenues in the Pacific Rim were up 16% as reported, and 10% in constant currencies. And Latin American revenues were up 11% as reported, and 14% in constant currencies. Overall, on a consolidated basis, excluding our hedging activities, currency impacts were favorable to revenue on a year over year basis by about 5 points. Revenues through our indirect channels grew 11% over Q2 of last year.

Second quarter revenues consisted of $313 million in Product sales. Within our Products segment, total tape sales were flat to the prior year at $236 million. Disk sales grew 19% to $42 million, and Network sales grew 22% to $22 million. Tape and disk sales in the open systems environments continue to be a greater portion of our product sales as we successfully penetrate the larger UNIX and NT markets. Approximately 60% of the combined tape and disk sales were open systems in Q2. Last year, it was closer to 50%.

Service revenues were stronger than expected, and at $214 million, were up 11% over Q2 of last year. The service segment is now on pace to be in excess of an $800 million dollar business this year. Services are now over 40% of our revenue base, and as you know, this is a very important and predictable revenue stream that provides solid margins and cash flow. You may recall, last year we had a very strong second half in service revenue. Nonetheless, with a strong first half this year, we are on a pace to deliver double-digit growth in services for the full year 2003. This is truly a great success story for StorageTek.

When we entered the year, we were anticipating low to mid single digit “total” revenue growth for the full year. Through the first half of this year, we have delivered 6% growth, aided by favorable currencies. Several factors will come into play regarding revenue growth in the second half. Reports on IT spending levels in the second half of the year remain mixed. While we are encouraged by some improvements on the domestic front, Europe and some of the emerging market areas in the rest of the world remain sluggish. In addition, at current spot rates, the favorable impact of currencies on year over year comparisons of revenue will diminish in the second half of the year. In the third quarter, we will also be facing normal seasonal patterns where Europe spends much time away from normal business activity. But from an internal perspective, there are many activities that we control that can augment our top line. Successful new product launches, improving internal sales productivity, channel expansion and continued success in storage services will all play a role. Quite frankly, we’re currently anticipating the most likely case for the third quarter would be a repeat of the second quarter business, both top and bottom line, with a built in range around that to compensate for the various items just mentioned. But with respect to our guidance for the full year that we provided coming into 2003, we are tracking to the upper range of that guidance on revenue, and still on pace to achieve the $125 to $135 million in net income.

Switching to margins, we are pleased with another quarter of margin expansion. Second quarter “total” gross margins were 45%, a point better than last year. “Product” margins for the second quarter improved to 46%, an increase of 250 basis points from last year’s levels. Product margins were strong for the quarter even with indirect channel sales comprising a larger percentage of total product sales as compared to last year. The indirect channel sales accounted for 49% of our total product sales, up from last year’s Q2 rate of 46%. As we achieve more sales through the indirect channels, which will be smaller products that typically carry lower margins, there could be pressure at the gross margin level. However, a net positive benefit should come through additional operating margin dollars providing incremental profitability. Our efforts last year in driving operational efficiencies and ongoing cost reduction activities have continued into the first half of this year and clearly contributed to the strength we had in operating margins. Going forward, product mix and channel mix will be the key drivers of product margins. Managing inventory and manufacturing capacity levels will also have an impact. We came into the year anticipating “annualized” product margins could be similar to last year, and possibly be a 100 basis points better. With a strong first half, we’re probably going to be nearer to the higher end of our earlier guidance.

Service margins for the quarter were 44%, with the mix between maintenance and professional services being similar to last year. We continue to expand our efforts into the growing storage services markets. Not only into professional services where revenue grew 14%, but also into product support and multi-vendor systems support, which together grew 11%. Service margins should remain relatively close to current Q2 levels throughout the remainder of the year.

Total operating expenses for the second quarter were $197 million, a 3% increase from last year. R&D expenditures were $51 million, down 7% from last year’s levels. Prototype expenses for new product launches should increase in future quarters as we deliver new products and features into the market. With that, we’re expecting R&D to slightly increase each quarter, around $51 to $52 million per quarter for the rest of 2003. SG&A expenses were $146 million, up 7% from last year. Most of this increase is due to currencies, where we get the unfavorable impacts to expenses in our foreign operations, an offset to the top line benefits we mentioned earlier. Still, we see our SG&A ratio for the full year 2003 to be around 27% percent of revenues. And finally, net interest income added approximately $2 million to pre-tax earnings.

Moving to the balance sheet, we continue to strengthen our financial position and flexibility. Cash balances increased $88 million in the quarter to $806 million, a 65% increase from a year ago. We remain basically debt-free. Cash flow from operations was $70 million for the quarter. We took three days off of DSO from Q1. And, in a quarter where we had contingency plans for SARS related issues, we were still able to decrease inventory levels by 16% from Q1 levels to $122 million. Inventory turns were 5.5 for the quarter, up 8% to last year’s levels.

As I indicated earlier, financial strength at StorageTek, especially during a challenging economic environment, is a “huge” advantage for us. Customers continue to say that the companies they will buy from must have long-term financial stability before any significant technology investments are made with them. Our financial strength resonates very well with them. We are extremely proud of the entire StorageTek team for their continued emphasis on asset management and the balance sheet.

In summary, we delivered yet another solid quarter with margin expansion and earnings improvement. The balance sheet continues to strengthen. Cash continues to be generated. We’re seeing revenue growth in areas where we are placing emphasis. We’re expanding our presence into new addressable markets that offer opportunity for revenue growth. Incremental revenue along with a highly leveraged business model should enable earnings growth. We are convinced of our strategy to provide full solutions for our customers through Information Lifecycle Management. And we look forward to continued success and growth in the second half of the year.